Exhibit 4

February 16, 2021

Bogotá D.C.

Republic of Colombia

Ministry of Finance and Public Credit

Carrera 8, No. 6C-38, Piso 1

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on September 28, 2017 (Registration Statement No. 333-220694), (the “Registration Statement”), of U.S.$1,539,952,000 aggregate principal amount of its 3.125% Global Bonds due 2031 and U.S.$1,300,000,000 aggregate principal amount of its 3.875% Global Bonds due 2061 (the “Securities”), I have reviewed the following documents:

(i) the Registration Statement and the related Prospectus dated October 19, 2017 included in the Registration Statement most recently filed with the Commission, as supplemented by the Prospectus Supplements dated January 12, 2021 relating to the Securities, as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii) an executed copy of the Indenture, dated January 28, 2015 (the “Indenture”), between the Republic and The Bank of New York Mellon, as amended and supplemented by the Supplemental Indenture thereto, dated as of September 8, 2015, and as further amended and supplemented from time to time (as amended and supplemented, the “Indenture”);

(iii) the global Securities dated January 22, 2021 in the aggregate principal amounts of $1,539,952,000 and $1,300,000,000 executed by the Republic;

(iv) an executed copy of the Authorization Certificate dated January 22, 2021 pursuant to which the terms of the Securities were established;

(v) all relevant provisions of the Constitution of the Republic and the following acts, laws and decrees of the Republic, under which the issuance of the Securities has been authorized:

(a)

The relevant portions of Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(b)	Article 16 of Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(c)	Article 13 of Law 533 of November 11, 1999 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(d)	Law 781 of December 20, 2002 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215 and incorporated herein by reference);

(e)

Law 1366 of December 21, 2009 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2008 and incorporated herein by reference);

(f)

Law 1624 of April 29, 2013 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2012 and incorporated herein by reference);

(g)

Decree No 1068 of May 26, 2015 (a summary of the material portion of which has been filed as part of Exhibit 3 of Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2014); and

(h)	Law 2073 of December 31, 2020 (a translation of which is attached as Exhibit A hereto).

(vi) the following additional actions under which the issuance of the Securities has been authorized:

(a)

CONPES Document No. 3967 DNP, MINHACIENDA, dated August 16, 2019 (a translation of which has been filed as part of Exhibit 4 to Amendment No. 1 the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2018);

(b)

Authorization by Act of the Comisión Interparlamentaria de Crédito Público adopted in its meeting held on September 3, 2019 (a translation of which has been filed as part of Exhibit 4 to Amendment No. 1 the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2018); and

(c)	Resolution No. 39 of January 12, 2021 of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit B hereto).

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Indenture, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 1 to its Annual Report on Form 18-K for its fiscal year ended December 31, 2019 and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectuses and under the heading “General Information—Validity of the Bonds” in the Prospectus Supplements referred to above. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

No opinion is expressed as to any law of any jurisdiction other than Colombia. With respect to the opinion set forth above, my opinion is limited to the laws of Colombia. In particular, to the extent that New York State or United States Federal law is relevant to the opinions expressed above, I have relied, without making any independent investigation, on the opinion of Arnold & Porter Kaye Scholer LLP, filed as an exhibit to Amendment No. 1 to the Republic’s Annual Report on Form 18-K for its fiscal year ended December 31, 2019. This opinion is specific as to the transactions and the documents referred to herein and is based upon the law as of the date hereof. My opinion is limited to that expressly set forth herein, and I express no opinions by implication.

Very truly yours

/s/ Lina María Londoño González

Lina María Londoño González
Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia

EXHIBIT A

LAW No.2073 - DEC. 31, 2020

“WHEREBY AUTHORIZATION IS GRANTED TO THE NATIONAL GOVERNMENT TO CARRY OUT EXTERNAL AND INTERNAL PUBLIC CREDIT TRANSACTIONS, AND TRANSACTIONS SIMILAR TO THE PREVIOUS ONES, AS WELL AS GUARANTEE PAYMENT OBLIGATIONS OF OTHER ENTITIES, AND OTHER PROVISIONS ARE DECREED”

THE CONGRESS OF COLOMBIA

DECREES:

ARTICLE 1. Increasing the Nation’s Debt Quota. Increase by Fourteen billion dollars of the United States of America (US$ 14,000,000,000) or its equivalent in other currencies, the authorizations conferred by the national Government by Law 17 of 2015, Article 1, and previous laws, different from the ones expressly granted by other regulations, to carry out foreign public credit transactions, internal public credit transactions, as well as transactions similar to the previous ones, whose purpose is the financing of National General Budget allocations.

The authorizations conferred by this Article are different from authorizations granted by Law 533 of 1999, Article 2, Law 1771 of 2015, Article 2, and Article 2 of this Law. Consequently, its implementation shall not in any way affect any authorization granted by said provisions.

ARTICLE 2. Increasing the Nation’s Guarantee Quota. Increase by Three Billion dollars of the United States of America (US$ 3,000,000,000) or its equivalent in other currencies, the authorizations granted to the National Government by Law 1771 of 2015 Article 2, and previous laws, different from those expressly authorized by other regulations, to guarantee payment obligations of other state entities in accordance with the Law.

ARTICLE 3. Impact on the Nation’s Debt Quota. The Ministry of Finance and Public Credit - General Directorate of Public Credit and National Treasury, shall implement the authorizations conferred by Articles 1 and 2 of this law on the date the loan agreement is signed. However, in the case of issuance and placement of public debt securities by the Nation, the granted authorizations shall be applied on the date of placement thereof and, in the case of contingent credit lines contracted by the Nation, shall be applied on the date disbursement is requested.

2073

ARTICLE 4. Definition of Reference Frameworks for Public Debt Bonds to Finance Sustainable Development. The Ministry of Finance and Public Credit, by means of an administrative act, shall be in charge of preparing and adopting reference frameworks for the issuance of thematic public debt bonds on behalf of the Nation, such as green bonds, social bonds, sustainable bonds, blue bonds and all bonds expense-related bonds of a similar nature, to promote sustainable development as provided by the Nation’s General Budget.

ARTICLE 5. Validity. This Law is in force from the date of its promulgation.

THE PRESIDENT OF THE HONORABLE SENATE OF THE REPUBLIC

[Signed]

ARTURO CHARCHALJUB

THE SECRETARY GENERAL OF THE HONORABLE SENATE OF THE REPUBLIC

[Signed]

GREGORIO ELJACH PACHECO

THE PRESIDENT OF THE HONORABLE HOUSE OF REPRESENTATIVES

[Signed]

GERMAN ALCIDES BLANCO ALVAREZ

THE SECRETARY GENERAL OF THE HONORABLE HOUSE OF REPRESENTATIVES

[Signed]

JORGE HUMBERTO MANTILLA SERRANO

LAW No. 2073

“WHEREBY AUTHORIZATION IS GRANTED TO THE NATIONAL GOVERNMENT TO CARRY OUT EXTERNAL AND INTERNAL PUBLIC CREDIT TRANSACTIONS, AND TRANSACTIONS SIMILAR TO THE PREVIOUS ONES, AS WELL AS GUARANTEE PAYMENT OBLIGATIONS OF OTHER ENTITIES, AND OTHER PROVISIONS ARE DECREED”

REPUBLIC OF COLOMBIA - NATIONAL GOVERNMENT

LET IT BE PUBLISHED AND EXECUTED

Bogota, D.C. on                  DEC. 31, 2020

[Signed Illegible]

THE MINISTER OF FINANCE AND PUBLIC CREDIT

Signed]

ALBERTO CARRASQUILLA BARRERA

EXHIBIT B

RESOLUTION 0039

JANUARY 12, 2021

Whereby the Nation is authorized to issue, subscribe and place foreign public debt securities in the international capital markets, for up to ONE THOUSAND SIX HUNDRED SEVENTY ONE MILLION FOUR HUNDRED SIXTY FOUR THOUSAND US DOLLARS (US$ 1,671,464,000), or its equivalent in another currency; and to carry out an external public debt management transaction for up to ONE THOUSAND NINE HUNDRED MILLION US DOLLARS (US$ 1,900,000,000), or its equivalent in another currency; and other provisions are decreed.

THE MINISTRY OF FINANCE AND PUBLIC CREDIT

Exercising its statutory powers, particularly the powers conferred by

Article 2.2.1.3.2. and article 2.2.1.4.2 of Decree 1068, 2015,

WHEREAS

Article 2.2.1.1.1, Decree 1068 of 2015, authorizes State entities to carry out public credit transactions, including, among others: issuance, subscription and placement of public debt securities;

Article 10, Law 533 of 1999, states that public debt securities are documents and securities, issued by State entities, with a credit content, and a maturity date;

Article 2.2.1.3.2., Decree 1068 of 2015 states that the issuance and placement of public debt securities on behalf of the Nation require an authorization given by a Resolution by the Ministry of Finance and Public Credit. The authorization may be given once a favorable opinion has been received from the National Council for Economic and Social Policy [Consejo Nacional de Política Económica y Social] - CONPES, and from the Interparliamentary Commission on Public Credit [Comisión Interparlamentaria de Crédito Público] if the foreign public debt security has a maturity date longer than 1 year;

Article 24, Law 185 of 1995, states that for all purposes established under Law 80 of 1993, Article 41, Paragraph 2, Sub-paragraph 5, the Interparliamentary Commission on Public Credit shall issue a preliminary opinion to begin formalities with regard to any public credit transactions, and a final opinion to execute the transactions. However, the Interparliamentary Commission on Public Credit shall only issue an opinion once with regard to the issuance, subscription and placement of bonds and securities;

According to document CONPES 3967 of August 16, 2019, the National Council for Economic and Social Policy -CONPES- issued a favorable concept for the Nation to contract operations related to external public credit to pre-finance and / or finance budgetary allocations for 2020 and 2021, up to the sum of THREE BILLION DOLLARS (USD 3,000,000,000) of the United States of America or its equivalent in other currencies;

RESOLUTION No. 0039 JAN. 21, 2021	Page 10 of 15

(Cont.) Whereby the Nation is authorized to issue, subscribe and place foreign public debt securities in the international capital markets, for up to ONE THOUSAND SIX HUNDRED SEVENTY ONE MILLION FOUR HUNDRED SIXTY FOUR THOUSAND US DOLLARS (US$ 1,671,464,000), or its equivalent in another currency; and to carry out an external public debt management transaction for up to ONE THOUSAND NINE HUNDRED MILLION US DOLLARS (US$ 1,900,000,000), or its equivalent in another currency; and other provisions are decreed.

In the session held on September 3, 2019, the Interparliamentary Public Credit Commission unanimously issued a single concept favorable to the Nation - Ministry of Finance and Public Credit to carry out transactions related to external public credit for up to THREE BILLION DOLLARS (US$ 3,000,000,000) or its equivalent in other currencies, to pre-finance and / or finance budget allocations for 2020 and 2021;

Based on the favorable concepts mentioned in the two previous whereas, and by virtue of the authorization granted in Resolution No. 0175 of January 20, 2020, the Nation issued foreign public debt securities in the international capital markets for an amount of ONE THOUSAND EIGHT HUNDRED FORTY-TWO MILLION NINE HUNDRED SIXTY-EIGHT THOUSAND US DOLLARS (US$ 1,842,968,000), of which FIVE HUNDRED FOURTEEN MILLION FOUR HUNDRED THIRTY-TWO THOUSAND US DOLLARS (US$. 514,432,000) were used for the repurchase of a foreign debt security, for which there remains to date an authorized and unused quota of ONE THOUSAND SIX HUNDRED SEVENTY-ONE MILLION FOUR HUNDRED SIXTY-FOUR THOUSAND DOLLARS (US$ 1,671,464,000) of the United States of America or its equivalent in other currencies;

Through External Resolution No. 17 of 2015 and the External Regulatory Circular DODM - 145 of October 30, 2015, the Board of Directors of Banco de la República and the Banco de Ia República, respectively, established the financial conditions for the issuance and placement of titles and foreign debt transactions for the Nation, territorial entities and their decentralized entities;

In accordance with the provisions of Article 2.2.1.1.3 of Decree 1068 of 2015, public debt management transactions do not increase the net indebtedness of the state entity and contribute to improve the debt profile of the same. Likewise, these transactions, as long as they do not constitute new financing, do not affect the debt quota;

Article 2.2.1.4.2 of Decree 1068 of 2015, establishes that the execution of transactions to manage the Nation’s foreign debt will require authorization, issued by resolution of the Ministry of Finance and Public Credit, which may be granted as long as the convenience and financial justification of the transaction and its effects on the debt profile are demonstrated;

The Nation - through the Ministry of Finance and Public Credit, plans to carry out a foreign public debt management transaction consisting of the substitution and / or repurchase of foreign public debt securities conditioned to the issuance of foreign public debt securities that the Nation intends to carry out based on the authorization referred to in this Resolution;

RESOLUTION No. 0039 JAN. 21, 2021	Page 12 of 15

(Cont.) Whereby the Nation is authorized to issue, subscribe and place foreign public debt securities in the international capital markets, for up to ONE THOUSAND SIX HUNDRED SEVENTY ONE MILLION FOUR HUNDRED SIXTY FOUR THOUSAND US DOLLARS (US$ 1,671,464,000), or its equivalent in another currency; and to carry out an external public debt management transaction for up to ONE THOUSAND NINE HUNDRED MILLION US DOLLARS (US$ 1,900,000,000), or its equivalent in another currency; and other provisions are decreed.

Through memorandum No. 3-2020-019842 of December 18, 2020, the Sub-Directorate of External Financing of the Nation, General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit, requested a technical opinion from the Risk Sub-Directorate on the foreign public-debt management transaction mentioned in the previous whereas;

Through memorandum No. 3-2020-020369 of December 24, 2020, based on the general guidelines of the Medium Term Debt Management Strategy in force to date, the Risk Sub-Directorate considers the debt management transaction proposed by the External Financing Sub-Directorate convenient, as shown in the financial justification submitted in accordance with Articles 2.2.1.4.2. and 2.2.1.1.3. of Decree 1068 of 2015, since the benefit in terms of borrowing costs is demonstrated, the transaction does not increase the net debt and contributes to improving the debt profile in terms of concentrations of maturities, average life and average payments.

DECISION

Article 1. Authorization. The Nation is authorized to issue, subscribe and place foreign public debt securities in the international capital markets, up to the sum of ONE THOUSAND SIX HUNDRED SEVENTY-ONE MILLION FOUR HUNDRED SIXTY-FOUR THOUSAND US DOLLARS (US$ 1,671,464,000) of the United States of America or its equivalent in other currencies, destined to finance budgetary allocations for 2021, and to carry out a foreign public debt management transaction for up to ONE THOUSAND NINE HUNDRED MILLION US DOLLARS (US$ 1,900,000,000) of the States. United States of America or its equivalent in other currencies, consisting of the substitution and / or repurchase of the Nation’s following foreign public debt securities:

Bond	Currency	Maturity	Coupon	Outstanding Amount US$
2021 Global Bond	US$	Jul 12, 21	4.375%	US$	1,485,568,000
2024 Global Bond	US$	Feb 26, 24	4.000%	US$	2,100,000,000
2026 Global Bond	US$	Jan 28, 26	4.500%	US$	1,500,000,000
2027 Global Bond	US$	Apr. 25, 27	3.875%	US$	2,400,000,000

Article 2. Financial Conditions. The foreign public debt securities to be issued that are dealt with in the previous article will be subject to the financial conditions set forth in the regulations issued by the Board of Directors of the Banco de la República, or by Banco de la República ,in compliance with the guidelines set by the former.

RESOLUTION No. 0039 JAN. 21, 2021	Page 14 of 15

(Cont.) Whereby the Nation is authorized to issue, subscribe and place foreign public debt securities in the international capital markets, for up to ONE THOUSAND SIX HUNDRED SEVENTY ONE MILLION FOUR HUNDRED SIXTY FOUR THOUSAND US DOLLARS (US$ 1,671,464,000), or its equivalent in another currency; and to carry out an external public debt management transaction for up to ONE THOUSAND NINE HUNDRED MILLION US DOLLARS (US$ 1,900,000,000), or its equivalent in another currency; and other provisions are decreed.

Article 3. Other terms and conditions. The other terms, conditions and characteristics of the issuance being authorized by this Resolution shall be determined by the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit, based on the following:

Redemption term:	Equal or greater than two (2) years, depending on market access

Interest rate:	Fixed or Variable

Other expenses and commissions:	As established by the market

Article 4. Authorization for related transactions. The Nation is authorized to carry out all related transactions and debt management transaction described in Article 1 herein.

Article 5. Taxes. In accordance with the provisions in Article 7, Law 488 of 1998, payment of principal, interests, commissions and other payments related to foreign public credit transactions shall be exempt of any national tax, duty, contribution or levy when made to persons who are not resident in this country.

Article 6. Other Rules. The Nation - Ministry of Finance and Public Credit must comply with any other that may be applicable, especially External Resolution No. 1 of 2018 of the Board of Directors of Banco de la República, and other amending regulations.

Article 7. Validity and publication. The present Resolution shall be valid from the date of publication in the Official Journal. This requirement is understood to have been met by instruction given by the Director General of Public Credit and National Treasury, Ministry of Finance and Public Credit, as provided by Article 18, Law 185 of 1995.

LET IT BE PUBLISHED, NOTIFIED AND EXECUTED

Bogota D.C., JAN. 12, 2021

[Signed]

ALBERTO CARRASQUILLA BARRERA

MINISTER OF FINANCE AND PUBLIC CREDIT

APPROVED: Lizeth Camila Erazo / Lina Maria Londoño

DRAFTED:    Juliana López / Felipe Viveros

DEPARTMENT: Sub-Directorate, External Financing/Legal Matters Group